Exhibit 107.1

Calculation of Filing Fee Tables

Form SF-3

(Form Type)

Capital One Funding, LLC

(Depositor)

(Exact Name of Registrant as Specified in its Charter)

TABLE 1—NEWLY REGISTERED AND CARRY FORWARD SECURITIES(a)

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit(b)	Maximum aggregate offering price(b)	Fee rate	Amount of registration fee(c)	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward

Newly Registered Securities
Fees to Be Paid	Asset- Backed Securities	Notes	457(o)	$29,999,000,000	100%	$29,999,000,000	$92.70 per $1,000,000 of the maximum aggregate offering price	$2,780,907.30
	Asset- Backed Securities	COMT Collateral Certificate(c)	Other	$29,999,000,000	—	—	—	—
Fees Previously Paid	Asset- Backed Securities	Notes	457(o)	$1,000,000	100%	$1,000,000	$92.70 per $1,000,000 of the maximum aggregate offering price	$92.70
	Asset- Backed Securities	COMT Collateral Certificate(c)	Other	$1,000,000	—	—	—	—

Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$30,000,000,000		$2,781,000.00

	Total Fees Previously Paid							$92.70

	Total Fee Offsets							$1,870,526.18

	Net Fee Due							$910,381.12

(a)

$92.70 was previously paid in connection with the initial filing of this Registration Statement. In addition, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), a portion of the registration fee for this Registration Statement is being offset by the unused registration fee of $1,870,526.18 (the “Available Registration Fee”) associated with unsold Notes offered by the registrant under Registration Statement No. 333-229174, with an initial filing date of January 9, 2019 (the “2019 Registration Statement”). The Available Registration Fee is equal to the sum of (i) $1,682,026.60 in registration fees associated with $13,878,107,252.50 of unsold Notes registered by the registrant under the 2019 Registration Statement, plus (ii) $139,321.99 in registration fees associated with $1,383,535,250.00 of unsold Asset-Backed Notes, which were carried forward by the registrant from Registration Statement No. 333-209766, initially filed on February 26, 2016 by WFB Funding, LLC, as Depositor, an affiliate of the registrant (the “2016 Registration Statement”) to the 2019 Registration Statement, plus (iii) $49,177.59 in registration fees associated with $488,357,497.50 of unsold Notes, which were carried forward by the registrant from Registration Statement No. 333-206860, with an initial filing date of September 10, 2015 (the “2015 Registration Statement”), to the 2019 Registration Statement. The registration fees associated with the unsold Notes registered by the registrant under the 2019 Registration Statement were previously paid in connection with the registration of such unsold Notes pursuant to the 2019 Registration Statement. The registration fees associated with the unsold Asset-Backed Notes carried forward from the 2016 Registration Statement to the 2019 Registration Statement were previously paid in connection with the registration of such unsold Asset-Backed Notes pursuant to Amendment No. 1 to Registration Statement No. 333-192577, filed on January 15, 2014 by WFB Funding, LLC, as Depositor, which fees were subsequently applied as an offset against the registration fee for the 2016 Registration Statement pursuant to Securities Act Rule 457(p). The registration fees associated with the unsold Notes carried forward from the 2015 Registration Statement to the 2019 Registration Statement were previously paid in connection with the registration of such unsold Notes pursuant to Registration Statement No. 333-205946, filed on July 30, 2015 by the registrant, which fees were subsequently applied as an offset against the registration fee for the 2015 Registration Statement pursuant to Securities Act Rule 457(p).
(b)	Estimated solely for the purpose of calculating the registration fee.
(c)

This Registration Statement and the prospectus included herein also relate to a COMT Collateral Certificate, which is pledged as security for the Notes, and which, pursuant to Commission regulations, is deemed to constitute part of any distribution of the Notes. No additional consideration will be paid by the purchasers of the Notes for the COMT Collateral Certificate and, pursuant to Rule 457(t) under the Securities Act, no separate registration fee for the COMT Collateral Certificate is required to be paid.

TABLE 2—FEE OFFSET CLAIMS AND SOURCES

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset claimed	Security type associated with fee offset claimed	Security title associated with fee offset claimed	Unsold securities associated with fee offset claimed	Unsold aggregate offering amount associated with fee offset claimed	Fee paid with fee offset source

Rules 457(b)
Fee Offset Claims
Fee Offset Sources

Rule 457(p)
Fee Offset Claims	Capital One Funding, LLC	SF-3	333-229174	January 9, 2019		$1,682,026.60	Asset- Backed Securities	Notes	$13,878,107,252.50	$13,878,107,252.50
Fee Offset Sources	Capital One Funding, LLC	SF-3	333-229174		January 9, 2019						$1,682,026.60
Fee Offset Claims	Capital One Funding, LLC	SF-3	333-229174	January 9, 2019		$139,321.99	Asset- Backed Securities	Asset- Backed Notes	$1,383,535,250.00	$1,383,535,250.00
Fee Offset Sources	WFB Funding, LLC	S-3/A	333-192577		January 15, 2014						$386,271.20
Fee Offset Claims	Capital One Funding, LLC	SF-3	333-229174	January 9, 2019		$49,177.59	Asset- Backed Securities	Notes	$488,357,497.50	$488,357,497.50
Fee Offset Sources	Capital One Funding, LLC	S-3	333-205946		July 30, 2015						$2,324,000.00

TABLE 3—COMBINED PROSPECTUSES†

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Fee Offset Claims

†	Table 3 is not applicable to this Registration Statement.